UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 31, 2018
Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(513) 459-1200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 193 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Richard T. Farmer notified Cintas Corporation (the “Company”) that he will not stand for re-election as a director at the Company’s 2018 annual meeting of shareholders and will resign from the Board of Directors (the “Board”) of the Company at the annual meeting. The Company thanks Mr. Farmer for his valuable service and guidance provided to the Company over the last 62 years.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2018, the Board approved an amendment to Article II, Section 1(c) of the Company’s Amended and Restated By-laws (as amended, the “Bylaws”), which became effective immediately upon adoption. The amendment to the Bylaws expressly permits the Company to hold virtual shareholder meetings by means of remote communication if and when the Board determines to do so.

The preceding description of the Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Cintas Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date:	August 3, 2018	By:	/s/ J. Michael Hansen
J. Michael Hansen
Executive Vice President and Chief Financial Officer